UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 04, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, Roadzen Inc. (the "Company") appointed Jean-Noël Gallardo to serve as the Company's Chief Financial Officer ("CFO"). In such capacity, Mr. Gallardo will be the Company's principal financial officer and principal accounting officer. As of the same date, Mohit Pasricha ceased to serve as the Global CFO and he will continue to serve as the Company’s CFO for India reporting directly to Mr. Gallardo.

Prior to his appointment as CFO of the Company, Mr. Gallardo, age 47, served as the Company's Interim Global Chief Financial Officer since October 2023, and prior to that was Vice President of Finance at Aclaimant, Inc., an insurtech platform for safety and risk management, from November 2020 to February 2023. His prior roles include CFO of LJR Holdings, Inc., a privately-held California-based holding company with third-party claims administrator and managed care subsidiaries, Vice President of Finance for Gallagher Bassett Services, Inc., the risk management unit of international broker Arthur J. Gallagher & Co., and leading the FP&A function for CNA’s Small Commercial business. Mr. Gallardo began his career in investment banking, focusing on M&A for middle-market companies throughout North America. He earned his MBA in Finance from the Kellstadt Graduate School of Business, DePaul University and a Bachelor of Science, Commerce with major in Finance, at Driehaus College of Business, DePaul University.

In connection with his appointment, Mr. Gallardo and the Company entered into an employment agreement, dated as of January 4, 2024 (the “Employment Agreement”). The Employment Agreement has an initial term that expires on March 31, 2025, with automatic successive one-year renewal terms unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Pursuant to the Employment Agreement, the Company will pay Mr. Gallardo an initial annualized base salary of $250,000 per year. In addition, Mr. Gallardo is eligible to receive an annual bonus under the Company’s annual bonus program, with a target amount equal to 50% of his annual base salary, subject to the achievement of applicable performance goals to be determined by the board of directors or the compensation committee of the board. During his employment, Mr. Gallardo will be eligible to participate in the US executive employee benefits and programs that are available to similarly-situated senior executive officers of the Company.

The Employment Agreement also provides that Mr. Gallardo will receive an initial grant of restricted stock units (“RSUs”) for the fiscal year ended March 31, 2024 with 115,000 underlying shares of the Company (the “RSU Award”) pursuant to the terms of the Employment Agreement, the applicable RSU award agreement, and the Roadzen Inc. Omnibus Equity Plan (the “Equity Plan”). Subject to the terms of the applicable RSU award agreement and the Equity Plan, and provided that Mr. Gallardo remains employed through such vesting date, the RSU Award will vest in three substantially equal installments annually on the following dates: November 21, 2024, November 21, 2025, and November 20, 2026.

Pursuant to the terms of the Employment Agreement, if the Company terminates Mr. Gallardo’s employment without “cause” or Mr. Gallardo resigns for “good reason” (as such terms are defined in the Employment Agreement) then, subject to Mr. Gallardo’s execution of a release of claims against the Company, Mr. Gallardo would be entitled to receive (i) his base salary for a period of twelve (12) months subject to reductions equal to gross earnings received from another engagement which begins within two (2) months of the termination date, (ii) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, and (iii) if applicable, payment or reimbursement for up to twelve (12) months of COBRA health continuation coverage for himself and his family. If the Company terminates Mr. Gallardo’s employment by not renewing the then-current term of the Employment Agreement, other than with cause then, subject to Mr. Gallardo’s execution of a release of claims against the Company, Mr. Gallardo would be entitled to receive the compensation and benefits referred to in clauses (i) and (iii) of the immediately preceding sentence.

The Employment Agreement contains customary confidentiality and non-disparagement provisions, which apply both during and after the term of the Employment Agreement, and customary non-solicitation of employee provisions, which apply during the term of the Employment Agreement and for 12 months thereafter.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release regarding the appointment of Mr. Gallardo. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of the Exchange Act, regardless of any general incorporate language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1 99.1

Employment Agreement dated January 4, 2024 between Roadzen Inc. and Jean-Noël Gallardo

Press Release entitled "Roadzen Appoints Jean-Noël Gallardo as Global Chief Financial Officer" issued on January 8, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	January 8, 2024	By:	/s/ Rohan Malhotra
		Name: Title:	Rohan Malhotra Chief Executive Officer